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Exhibit 21

Principal Subsidiaries of the Company (Jurisdiction of Incorporation)

  Lawter International FSC, Limited (Jamaica)
    Kingston, Jamaica

  Lawter International (Kallo) N.V. (Belgium)
    Kallo, Belgium

  Lawter International (Canada) Co. (Canada)
    Rexdale, Ontario, Canada

  Lawter International Fujian Nanping PRC Limited (Peoples Republic of China)
    Peoples Republic of China
    Dazhou, China

  Lawter International, Ltd. (Tianjin)P.R.C. (Peoples Republic of China)
    Tanggu, Peoples Republic of China

 Lawter International, GmbH (Germany)
    Frechen, Germany

  Lawter International, Limited (Great Britain)
    Bicester, Oxon, England

Lawter International, B.V. (Netherlands)
    Waterford, Ireland

  Lawter Antilles, N.V. (Netherlands Antilles)
    Curacao, Netherlands Antilles

  Lawter International Products
    Pte. Ltd. (Singapore)
    Jurong Town, Singapore

  Lawter International Luxembourg S.a.r.l. (Luxembourg)
    Luxembourg

Lawter International Malta Limited (Malta)
    Valetta, Malta